Exhibit 99.1

FOR IMMEDIATE RELEASE:	January 23, 2014

SIMMONS FIRST ANNOUNCES FOURTH QUARTER EARNINGS

Pine Bluff, AR – Simmons First National Corporation (NASDAQ-GS: SFNC) today announced 2013 fourth quarter core earnings of $7.7 million, an increase of $345,000, or 4.7%, compared to the same quarter last year. Diluted core earnings per share were $0.48, a $0.04, or 9.1%, increase. Core earnings exclude $4.0 million in after-tax non-interest expenses related to merger costs and branch right sizing initiatives.  Including the non-core expenses, net income was $3.8 million and diluted earnings per share were $0.23.

For the year ended December 31, 2013, core earnings were $27.6 million, or $1.69 diluted core earnings per share, a $0.10, or 6.3%, increase from 2012. Year-to-date net income was $23.2 million, or $1.42 diluted earnings per share.

“We are pleased with the core earnings results for the fourth quarter and for the year. As a result of our fourth quarter acquisition of Metropolitan National Bank, other recent acquisitions and efficiency initiatives, we have and will continue to recognize one-time revenue and expense items which may skew our short-term business results but provide long-term performance benefits. Our focus continues to be improvement in core operating income,” commented George A. Makris, Jr., Chairman and CEO.

Loans

Total loans, including those acquired, were $2.4 billion at December 31, 2013, an increase of $483 million, or 25.1%, compared to the same period in 2012. Acquired loans increased by $369 million, net of discounts, while legacy loans (all loans excluding acquired loans) grew $114 million, or 7.0%. “We are encouraged by the continued growth in our legacy loan portfolio during the fourth quarter. We have had nice loan growth this year, particularly from the new lenders we have attracted in our targeted growth markets. Their production has exceeded our expectations through the end of the year,” added Makris.

Deposits

At December 31, 2013, total deposits were $3.7 billion, an increase of $823 million, or 28.7%, compared to the same period in 2012. Total non-time deposits were $2.6 billion, or 70% of total deposits. Included in total deposits were $850 million from the Metropolitan transaction.

Net Interest Income

The Company’s net interest income for the fourth quarter of 2013 was $39.6 million, an increase of $9.0 million, or 29.5%, from the same period of 2012. This increase was driven by growth in the legacy loan portfolio, earning assets acquired through the Metropolitan transaction and an increase in accretable yield on acquired loans. Net interest margin was 4.70% for the quarter ended December 31, 2013, a 71 basis point increase from the same quarter of 2012. Included in interest income for both periods was the additional yield accretion recognized as a result of updated estimates of the cash flows of the loan pools acquired in the Company’s FDIC-assisted transactions. Each quarter, the Company estimates the cash flows expected to be collected from the acquired loan pools, and adjustments may or may not be required. The cash flows estimate has increased based on payment histories and reduced loss expectations of the loan pools. This resulted in increased interest income that is spread on a level-yield basis over the remaining expected lives of the loan pools. The increases in expected cash flows also reduce the amount of expected reimbursements under the loss sharing agreements with the FDIC, which are recorded as indemnification assets.

The impact of the adjustments on the Company’s financial results for the current reporting period is shown below:

	Three Months Ended		Twelve Months Ended
(In thousands)	December 31		December 31
	2013	2012	2013	2012
Impact on net interest income	$8,802	$2,647	$18,905	$11,751
Non-interest income	(8,371)	(2,510)	(18,106)	(10,755)
Net impact to pre-tax income	$431	$137	$799	$996

Because these adjustments will be recognized over the remaining lives of the loan pools and the remainder of the loss sharing agreements, respectively, they will impact future periods as well. The current estimate of the remaining accretable yield adjustment that will positively impact interest income is $33.0 million and the remaining adjustment to the indemnification assets that will reduce non-interest income is $25.6 million. Of the remaining adjustments, we expect to recognize $21.4 million of interest income and a $20.6 million reduction of non-interest income during 2014, resulting in a $0.8 million positive impact to pre-tax income. The accretable yield adjustments recorded in future periods will change as the Company continues to evaluate expected cash flows from the acquired loan pools.

Non-Interest Income

Non-interest income for the fourth quarter was $7.7 million, a decrease of $7.0 million, compared to the third quarter of 2012. The reduction in non-interest income was primarily due to the $5.9 million incremental reduction in non-interest income from the adjustment to the indemnification assets.  Also, included in non-interest income during the fourth quarter of 2012 was a $2.3 million bargain purchase gain on the Company’s FDIC-assisted acquisition of Excel Bank in Sedalia, Missouri.

Non-Interest Expense

Non-interest expense for the fourth quarter of 2013 was $41.7 million, an increase of $9.5 million compared to the same period in 2012. Included in the quarter were $6.4 million of various merger related costs for the Company’s acquisition of Metropolitan National Bank. During the fourth quarter of 2012, the Company recorded $1.1 million in merger related costs for its FDIC-assisted acquisitions, resulting in an increase in merger related expenses of $5.3 million in the fourth quarter of 2013. “During the fourth quarter there were $3.7 million in incremental normal operating expenses attributable to our acquisition of Metropolitan National Bank. We also closed one underperforming branch during the quarter, incurring one-time costs of $108,000. Excluding the acquisition related costs and the nonrecurring branch right sizing expenses, non-interest expense for the quarter increased by only 1.1%. Expense control remains a focus as we continue to search for additional efficiency opportunities,” added Makris.

Asset Quality

Beginning in 2010, the Company has acquired loans and foreclosed real estate (“OREO”) through FDIC-assisted acquisitions. Through the loss share provisions of the purchase and assumption agreements, the FDIC agreed to reimburse the Company for 80% of the losses incurred on the disposition of covered loans and OREO. The acquired loans and OREO and any related FDIC loss share indemnification asset were presented in the Company's financial reports with a carrying value equal to the discounted net present value of expected future proceeds. At December 31, 2013, acquired loans covered by loss share were carried at $147 million, OREO covered by loss share was carried at $21 million and the FDIC loss share indemnification asset was carried at $49 million. Acquired loans and OREO not covered by loss share were carried at $516 million and $45 million, respectively. As a result of  using the discounted net present value method of valuing these assets, and due to the significant protection against possible losses provided by the FDIC loss share indemnification, all acquired assets, with the exception of OREO not covered by loss share, are excluded from the computations of the asset quality ratios for the legacy loan portfolio, except for their inclusion in total assets.

“It is important to remember that the acquired non-covered loans are protected by a credit mark and the acquired covered loans are protected by a credit mark and 80% loss coverage by the FDIC,” explained Makris. “At December 31, 2013, the allowance for loan losses was $27.4 million and the loan credit mark was $101.4 million, for a total of $128.8 million of coverage. This equates to a total coverage ratio of 5.1% of gross loans. The ratio of credit mark to acquired loans was 13.3%.” The Company's allowance for loan losses at December 31, 2013, was 1.57% of total loans and 298% of non-performing loans. Non-performing loans as a percent of total loans were 0.53% as of December 31, 2013. Non-performing assets increased $38.2 million from the previous quarter, to $74.1 million. Included in this quarter was $42.1 million of acquired OREO not covered by loss share, net of the credit mark, from the Metropolitan acquisition. For the full year of 2013, the annualized net charge-off ratio, excluding credit cards, was 0.15%, and the annualized credit card charge-off ratio was 1.33%.

Capital

At December 31, 2013, stockholders' equity was $404 million, book value per share was $24.89 and tangible book value per share was $19.10. The Company's ratio of stockholders' equity to total assets was 9.2% and its ratio of tangible common equity to tangible assets was 7.2%, as of December 31, 2013.

Stock Repurchase Program

During 2013, the Company repurchased approximately 420,000 shares at an average price of $25.89. During the third quarter, the Company suspended its stock repurchase program.

Simmons First National Corporation

Simmons First National Corporation is a seven bank financial holding company with community banks in Pine Bluff, Lake Village, Jonesboro, Searcy, Russellville, El Dorado and Hot Springs, Arkansas and conducts banking operations in Arkansas, Missouri and Kansas. The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “SFNC”.

Conference Call

Management will conduct a conference call to review this information beginning at 3:00 p.m. Central Time on Thursday, January 23, 2014. Interested persons can listen to this call by dialing toll-free 1-888-481-2844 (United States and Canada only) and asking for the Simmons First National Corporation conference call, conference ID 2687609. In addition, the call will be available live or in recorded version on the Company’s website at www.simmonsfirst.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or nonrecurring transactions. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward Looking Statements

Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Simmons First National Corporation’s financial results is included in its Form 10-K filing with the Securities and Exchange Commission.

####

FOR MORE INFORMATION CONTACT:
DAVID W. GARNER
Executive Vice President and Investor Relations Officer
Simmons First National Corporation
(870) 541-1000

Simmons First National Corporation					SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2013	2013	2013	2013	2012
(in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$69,827	$37,752	$38,494	$40,006	$47,470
Interest bearing balances due from banks	469,553	320,368	420,740	602,992	467,984
Federal funds sold	-	18,365	-	-	22,343
Cash and cash equivalents	539,380	376,485	459,234	642,998	537,797
Investment securities - held-to-maturity	745,688	581,768	555,464	488,513	496,141
Investment securities - available-for-sale	212,277	179,937	177,531	192,165	191,342
Mortgage loans held for sale	9,494	10,605	14,454	19,100	25,367
Assets held in trading accounts	8,978	8,744	8,739	8,368	6,224
Loans:
Legacy loans	1,742,638	1,741,161	1,650,395	1,589,077	1,628,513
Allowance for loan losses	(27,442)	(27,533)	(27,398)	(27,735)	(27,882)
Loans acquired, not covered by FDIC loss share
(net of discount)	515,644	68,133	63,500	78,745	82,764
Loans acquired, covered by FDIC loss share (net of discount)	146,653	148,884	163,736	181,537	210,842
Net loans	2,377,493	1,930,645	1,850,233	1,821,624	1,894,237
FDIC indemnification asset	48,791	61,500	67,744	71,002	75,286
Premises and equipment	119,614	87,065	88,164	87,934	87,557
Premises held for sale	19,466	-	-	-	-
Foreclosed assets not covered by FDIC loss share	64,820	26,203	30,390	30,714	33,352
Foreclosed assets covered by FDIC loss share	20,585	23,260	22,990	28,003	27,620
Interest receivable	15,654	15,635	12,637	13,027	14,530
Bank owned life insurance	60,384	60,040	59,710	59,344	52,066
Goodwill	78,906	60,605	60,605	60,605	60,605
Other intangible assets	14,972	5,420	3,487	3,624	3,760
Other assets	46,598	13,797	10,387	16,540	21,605
Total assets	$4,383,100	$3,441,709	$3,421,769	$3,543,561	$3,527,489

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$718,438	$580,063	$565,433	$592,442	$576,655
Interest bearing transaction accounts and savings deposits	1,862,618	1,453,139	1,428,422	1,456,005	1,421,137
Time deposits less than $100,000	611,729	454,325	467,778	482,688	505,773
Time deposits greater than $100,000	504,782	351,271	351,486	361,529	370,598
Total deposits	3,697,567	2,838,798	2,813,119	2,892,664	2,874,163
Federal funds purchased and securities sold
under agreements to repurchase	107,887	62,311	79,063	108,227	104,078
Other borrowings	117,090	75,987	77,659	81,646	89,441
Subordinated debentures	20,620	20,620	20,620	20,620	20,620
Accrued interest and other liabilities	36,104	40,959	29,458	33,950	33,125
Total liabilities	3,979,268	3,038,675	3,019,919	3,137,107	3,121,427

Stockholders' equity:
Common stock	162	162	163	165	165
Surplus	88,095	87,279	89,434	94,723	96,587
Undivided profits	318,577	318,194	314,663	311,521	309,053
Accumulated other comprehensive income
Unrealized appreciation on AFS securities	(3,002)	(2,601)	(2,410)	45	257
Total stockholders' equity	403,832	403,034	401,850	406,454	406,062
Total liabilities and stockholders' equity	$4,383,100	$3,441,709	$3,421,769	$3,543,561	$3,527,489

Simmons First National Corporation					SFNC
Consolidated Average Quarter-to-Date Balance Sheets
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2013	2013	2013	2013	2012
(in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$50,473	$39,067	$41,030	$42,334	$43,691
Interest bearing balances due from banks	428,551	365,504	527,787	560,759	490,532
Federal funds sold	2,616	3,719	1,922	8,487	8,931
Cash and cash equivalents	481,640	408,290	570,739	611,580	543,154
Investment securities - held-to-maturity	657,736	567,579	511,008	497,152	511,203
Investment securities - available-for-sale	220,292	178,351	182,227	191,981	194,815
Mortgage loans held for sale	6,666	12,171	14,154	19,442	17,804
Assets held in trading accounts	8,881	8,731	8,292	8,525	7,701
Loans:
Legacy loans	1,734,469	1,705,204	1,616,036	1,588,299	1,633,710
Allowance for loan losses	(27,806)	(27,735)	(28,219)	(27,999)	(28,660)
Loans acquired, not covered by FDIC loss share
(net of discount)	261,577	61,372	72,663	80,755	82,764
Loans acquired, covered by FDIC loss share (net of discount)	145,742	156,392	172,415	196,190	218,135
Net loans	2,113,982	1,895,233	1,832,895	1,837,245	1,905,949
FDIC indemnification asset	57,587	65,478	70,442	74,205	66,994
Premises and equipment	87,310	88,044	88,210	87,571	87,784
Premises held for sale	212	-	-	-	-
Foreclosed assets not covered by FDIC loss share	50,680	27,368	29,399	32,102	34,883
Foreclosed assets covered by FDIC loss share	22,529	22,392	25,603	27,812	29,779
Interest receivable	15,707	13,739	12,524	13,370	15,154
Bank owned life insurance	60,209	59,878	59,523	52,706	51,864
Goodwill	60,804	60,605	60,605	60,605	60,605
Other intangible assets	5,526	3,439	3,554	3,693	2,955
Other assets	33,324	12,122	13,435	20,827	3,574
Total assets	$3,883,085	$3,423,420	$3,482,610	$3,538,816	$3,534,218

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$665,644	$559,461	$560,804	$567,588	$570,800
Interest bearing transaction accounts and savings deposits	1,620,244	1,444,058	1,456,258	1,446,533	1,405,956
Time deposits less than $100,000	517,603	461,101	475,428	494,196	523,050
Time deposits greater than $100,000	409,361	358,307	359,155	364,496	380,843
Total deposits	3,212,852	2,822,927	2,851,645	2,872,813	2,880,649
Federal funds purchased and securities sold
under agreements to repurchase	98,359	67,924	89,879	118,131	101,815
Other borrowings	108,693	75,704	80,090	83,872	89,617
Subordinated debentures	20,620	20,620	20,620	20,620	20,620
Accrued interest and other liabilities	33,117	31,867	32,146	34,486	33,227
Total liabilities	3,473,641	3,019,042	3,074,380	3,129,922	3,125,928
Total stockholders' equity	409,444	404,378	408,230	408,894	408,290
Total liabilities and stockholders' equity	$3,883,085	$3,423,420	$3,482,610	$3,538,816	$3,534,218

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2013	2013	2013	2013	2012
(in thousands, except per share data)
INTEREST INCOME
Legacy loans	$22,463	$22,332	$21,207	$22,590	$23,231
Loans acquired	16,151	8,283	7,864	7,281	7,440
Federal funds sold	5	6	5	3	4
Investment securities	3,951	3,428	3,019	2,902	3,106
Mortgage loans held for sale	72	122	118	155	149
Assets held in trading accounts	6	6	6	11	11
Interest bearing balances due from banks	251	234	352	290	301
TOTAL INTEREST INCOME	42,899	34,411	32,571	33,232	34,242
INTEREST EXPENSE
Time deposits	1,479	1,392	1,479	1,588	1,807
Other deposits	646	601	603	611	652
Federal funds purchased and securities
sold under agreements to repurchase	55	46	53	65	65
Other borrowings	929	646	692	734	948
Subordinated debentures	161	162	162	159	163
TOTAL INTEREST EXPENSE	3,270	2,847	2,989	3,157	3,635
NET INTEREST INCOME	39,629	31,564	29,582	30,075	30,607
Provision for loan losses	1,084	1,081	1,034	919	1,295
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	38,545	30,483	28,548	29,156	29,312
NON-INTEREST INCOME
Trust income	1,608	1,448	1,342	1,444	1,484
Service charges on deposit accounts	5,497	4,603	4,474	4,241	4,645
Other service charges and fees	1,164	728	791	775	747
Mortgage lending income	916	1,122	1,338	1,216	1,553
Investment banking income	421	240	696	454	337
Credit card fees	4,592	4,400	4,341	4,039	4,655
Bank owned life insurance income	347	328	366	278	385
Gain on sale of securities, net	42	-	(193)	-	2
Gain on FDIC-assisted transactions	-	-	-	-	2,291
Net (loss) gain on assets covered by FDIC loss share agreements	(7,988)	(3,443)	(2,615)	(2,142)	(2,286)
Other income	1,118	887	733	1,008	930
TOTAL NON-INTEREST INCOME	7,717	10,313	11,273	11,313	14,743
NON-INTEREST EXPENSE
Salaries and employee benefits	19,933	17,701	17,937	18,507	17,674
Occupancy expense, net	2,544	2,485	2,450	2,555	2,311
Furniture and equipment expense	2,257	1,613	2,030	1,723	1,835
Other real estate and foreclosure expense	562	385	59	331	311
Deposit insurance	620	595	492	775	614
Merger related costs	6,413	190	(467)	240	1,081
Other operating expenses	9,349	7,934	7,818	7,781	8,340
TOTAL NON-INTEREST EXPENSE	41,678	30,903	30,319	31,912	32,166
NET INCOME BEFORE INCOME TAXES	4,584	9,893	9,502	8,557	11,889
Provision for income taxes	798	2,961	2,926	2,620	3,856
NET INCOME	$3,786	$6,932	$6,576	$5,937	$8,033
BASIC EARNINGS PER SHARE	$0.23	$0.43	$0.40	$0.36	$0.48
DILUTED EARNINGS PER SHARE	$0.23	$0.43	$0.40	$0.36	$0.48

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Year-to-Date
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2013	2013	2013	2013	2012
(in thousands, except per share data)
INTEREST INCOME
Legacy loans	$88,594	$66,129	$43,797	$22,590	$91,053
Loans acquired	39,577	23,428	15,145	7,281	23,448
Federal funds sold	19	14	8	3	7
Investment securities	13,300	9,349	5,921	2,902	12,721
Mortgage loans held for sale	467	395	273	155	637
Assets held in trading accounts	29	23	17	11	48
Interest bearing balances due from banks	1,127	875	642	290	1,220
TOTAL INTEREST INCOME	143,113	100,213	65,803	33,232	129,134
INTEREST EXPENSE
Time deposits	5,938	4,460	3,067	1,588	7,943
Other deposits	2,461	1,814	1,214	611	2,682
Federal funds purchased and securities
sold under agreements to repurchase	219	165	118	65	310
Other borrowings	3,001	2,072	1,426	734	3,354
Subordinated debentures	644	483	321	159	1,328
TOTAL INTEREST EXPENSE	12,263	8,994	6,146	3,157	15,617
NET INTEREST INCOME	130,850	91,219	59,657	30,075	113,517
Provision for loan losses	4,118	3,034	1,953	919	4,140
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	126,732	88,185	57,704	29,156	109,377
NON-INTEREST INCOME
Trust income	5,842	4,234	2,786	1,444	5,473
Service charges on deposit accounts	18,815	13,318	8,715	4,241	16,808
Other service charges and fees	3,458	2,294	1,566	775	2,961
Mortgage lending income	4,592	3,677	2,554	1,216	5,997
Investment banking income	1,811	1,390	1,150	454	2,038
Credit card fees	17,372	12,779	8,380	4,039	17,045
Bank owned life insurance income	1,319	974	644	278	1,463
Gain on sale of securities, net	(151)	(193)	(193)	-	2
Gain on FDIC-assisted transactions	-	-	-	-	3,411
Net (loss) gain on assets covered by FDIC loss share agreements	(16,188)	(8,200)	(4,757)	(2,142)	(9,793)
Other income	3,746	2,626	1,741	1,008	2,966
TOTAL NON-INTEREST INCOME	40,616	32,899	22,586	11,313	48,371
NON-INTEREST EXPENSE
Salaries and employee benefits	74,078	54,146	36,444	18,507	66,999
Occupancy expense, net	10,034	7,490	5,005	2,555	8,603
Furniture and equipment expense	7,623	5,367	3,753	1,723	6,882
Other real estate and foreclosure expense	1,337	775	390	331	992
Deposit insurance	2,482	1,862	1,267	775	2,086
Merger related costs	6,376	(37)	(227)	240	1,896
Other operating expenses	32,882	23,529	15,599	7,781	30,275
TOTAL NON-INTEREST EXPENSE	134,812	93,132	62,231	31,912	117,733
NET INCOME BEFORE INCOME TAXES	32,536	27,952	18,059	8,557	40,015
Provision for income taxes	9,305	8,507	5,546	2,620	12,331
NET INCOME	$23,231	$19,445	$12,513	$5,937	$27,684
BASIC EARNINGS PER SHARE	$1.42	$1.19	$0.76	$0.36	$1.64
DILUTED EARNINGS PER SHARE	$1.42	$1.19	$0.76	$0.36	$1.64

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2013	2013	2013	2013	2012
(in thousands)
Tier 1 capital
Stockholders' equity	$403,832	$403,034	$401,850	$406,454	$406,062
Trust preferred securities, net allowable	20,000	20,000	20,000	20,000	20,000
Disallowed intangible assets, net of deferred tax	(75,501)	(49,727)	(48,091)	(48,529)	(48,966)
Unrealized gain on AFS securities	3,002	2,601	2,410	(45)	(257)

Total Tier 1 capital	351,333	375,908	376,169	377,880	376,839

Tier 2 capital
Qualifying unrealized gain on AFS equity securities	45	40	35	28	19
Qualifying allowance for loan losses	28,967	25,633	24,818	24,129	24,743

Total Tier 2 capital	29,012	25,673	24,853	24,157	24,762

Total risk-based capital	$380,345	$401,581	$401,022	$402,037	$401,601

Risk weighted assets	$2,697,630	$2,047,198	$1,981,341	$1,925,199	$1,974,800

Adjusted average assets for leverage ratio	$3,811,793	$3,378,676	$3,434,844	$3,490,102	$3,484,504

Ratios at end of quarter
Equity to assets	9.21%	11.71%	11.74%	11.47%	11.51%
Tangible common equity to tangible assets	7.23%	9.98%	10.06%	9.84%	9.87%
Tier 1 leverage ratio	9.22%	11.13%	10.95%	10.83%	10.81%
Tier 1 risk-based capital ratio	13.02%	18.36%	18.99%	19.63%	19.08%
Total risk-based capital ratio	14.10%	19.62%	20.24%	20.88%	20.34%

Simmons First National Corporation					SFNC
Consolidated Loans and Investments
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2013	2013	2013	2013	2012
(in thousands)
Legacy Loan Portfolio - End of Period (1)
Consumer
Credit cards	$184,935	$177,463	$173,536	$171,599	$185,536
Student loans	25,906	28,392	30,106	31,835	34,145
Other consumer	98,851	101,399	103,765	102,297	105,319
Total consumer	309,692	307,254	307,407	305,731	325,000
Real Estate
Construction	146,458	161,024	142,902	136,099	138,132
Single-family residential	392,285	375,703	364,239	355,479	356,907
Other commercial	626,333	602,463	572,110	569,686	568,166
Total real estate	1,165,076	1,139,190	1,079,251	1,061,264	1,063,205
Commercial
Commercial	164,329	154,508	152,122	150,427	141,336
Agricultural	98,886	135,633	107,113	68,028	93,805
Total commercial	263,215	290,141	259,235	218,455	235,141
Other	4,655	4,576	4,502	3,627	5,167
Total Loans	$1,742,638	$1,741,161	$1,650,395	$1,589,077	$1,628,513

(1) Excludes all acquired loans, including those covered by FDIC loss share agreements.

Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$395,198	$313,052	$313,050	$288,480	$288,098
Mortgage-backed securities	34,425	41	43	45	49
State and political subdivisions	315,445	268,055	241,751	199,368	207,374
Other securities	620	620	620	620	620
Total held-to-maturity	745,688	581,768	555,464	488,513	496,141
Available-for-Sale
U.S. Treasury	3,985	-	-	-	-
U.S. Government agencies	178,217	163,127	159,390	159,846	152,481
Mortgage-backed securities	1,891	1,994	2,078	15,891	20,634
State and political subdivisions	7,861	1,263	1,262	1,417	2,988
FHLB stock	6,002	5,085	5,353	5,325	5,498
Other securities	14,321	8,468	9,448	9,686	9,741
Total available-for-sale	212,277	179,937	177,531	192,165	191,342
Total investment securities	$957,965	$761,705	$732,995	$680,678	$687,483
Fair value - HTM investment securities	$731,705	$570,703	$543,154	$491,556	$500,578

Investment Securities - QTD Average
Taxable securities	$583,389	$490,801	$478,946	$485,711	$495,917
Tax exempt securities	294,639	255,129	214,289	203,422	210,101
Total investment securities - QTD average	$878,028	$745,930	$693,235	$689,133	$706,018

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2013	2013	2013	2013	2012
(in thousands)
Allowance for Loan Losses
Balance, beginning of quarter	$27,533	$27,398	$27,735	$27,882	$28,145
Loans charged off
Credit cards	841	770	743	909	884
Other consumer	428	449	310	374	362
Real estate	255	247	887	239	705
Commercial	133	20	133	96	163
Total loans charged off	1,657	1,486	2,073	1,618	2,114

Recoveries of loans previously charged off
Credit cards	226	235	204	236	194
Other consumer	166	114	116	195	177
Real estate	78	151	295	68	144
Commercial	12	40	87	53	41
Total recoveries	482	540	702	552	556
Net loans charged off	1,175	946	1,371	1,066	1,558
Provision for loan losses	1,084	1,081	1,034	919	1,295
Balance, end of quarter	$27,442	$27,533	$27,398	$27,735	$27,882

Non-performing assets (1) (2)
Non-performing loans
Nonaccrual loans
Real estate	$4,799	$4,157	$4,327	$6,963	$7,135
Commercial	495	525	526	602	618
Consumer	967	1,293	1,410	1,203	1,370
Total nonaccrual loans	6,261	5,975	6,263	8,768	9,123
Loans past due 90 days or more
Government guaranteed student loans	2,264	2,966	2,254	2,283	2,234
Other loans	687	725	879	661	681
Total loans past due 90 days or more	2,951	3,691	3,133	2,944	2,915
Total non-performing loans	9,212	9,666	9,396	11,712	12,038
Other non-performing assets
Foreclosed assets held for sale	19,361	20,493	21,804	21,253	21,556
Acquired foreclosed assets held for sale, not covered
by FDIC loss share agreements	45,459	5,710	8,586	9,461	11,796
Other non-performing assets	75	60	80	238	221
Total other non-performing assets	64,895	26,263	30,470	30,952	33,573
Total non-performing assets	$74,107	$35,929	$39,866	$42,664	$45,611
Performing TDRs (troubled debt restructurings)	$9,497	$9,584	$10,473	$10,745	$11,015

Ratios (1) (2)
Allowance for loan losses to total loans	1.57%	1.58%	1.66%	1.75%	1.71%
Allowance for loan losses to non-performing loans	298%	285%	292%	237%	232%
Non-performing loans to total loans	0.53%	0.56%	0.57%	0.74%	0.74%
Non-performing assets (including performing TDRs)
to total assets	1.91%	1.32%	1.47%	1.51%	1.61%
Non-performing assets to total assets	1.69%	1.04%	1.17%	1.20%	1.29%
Non-performing assets to total assets
(excluding Gov't guaranteed student loans)	1.64%	0.96%	1.10%	1.14%	1.23%
Annualized net charge offs to total loans	0.27%	0.22%	0.34%	0.27%	0.38%
Annualized net credit card charge offs to
total credit card loans	1.31%	1.21%	1.25%	1.53%	1.54%
Annualized net charge offs to total loans
(excluding credit cards)	0.14%	0.11%	0.23%	0.11%	0.24%
Past due loans >30 days (excluding nonaccrual)	0.57%	0.62%	0.54%	0.64%	0.63%
Past due loans >30 days (excluding nonaccrual)
(excluding Gov't guaranteed student loans)	0.41%	0.36%	0.35%	0.40%	0.44%

(1) Excludes all acquired loans, including those covered by FDIC loss share agreements, except for their inclusion in total assets.
(2) Excludes acquired foreclosed assets covered by FDIC loss share agreements, except for their inclusion in total assets.

Simmons First National Corporation		SFNC
Consolidated Loans and Credit Coverage (non-GAAP)
For the Quarters Ended	Dec 31	Dec 31
(Unaudited)	2013	2012
(in thousands)
LOANS
Legacy loans	$1,742,638	$1,628,513
Allowance for loan losses	(27,442)	(27,882)
Legacy loans (net of allowance)	1,715,196	1,600,631
Loans acquired, not covered by FDIC loss share	554,242	101,713
Credit discount	(38,598)	(18,949)
Loans acquired, not covered (net of discount)	515,644	82,764
Loans acquired, covered by FDIC loss share	209,459	303,932
Credit discount	(62,806)	(93,090)
Loans acquired, covered (net of discount)	146,653	210,842
Net loans	$2,377,493	$1,894,237

Loan Coverage Ratios
Allowance for loan losses to legacy loans	1.57%	1.71%

Discount for credit losses on loans acquired, not covered,
to total loans acquired, not covered, plus discount for
credit losses on loans acquired, not covered (non-GAAP)	6.96%	18.63%

Discount for credit losses on loans acquired, covered,
to total loans acquired, covered, plus discount for
credit losses on loans acquired, covered (non-GAAP)	29.98%	30.63%

Total allowance and credit coverage (non-GAAP)	5.14%	6.88%

Simmons First National Corporation					SFNC
Consolidated - Net Interest Income Analysis
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2013	2013	2013	2013	2012

ASSETS

Earning Assets
Interest bearing balances due from banks	0.23%	0.25%	0.27%	0.21%	0.24%
Investment securities	2.44%	2.52%	2.37%	2.33%	2.39%
Mortgage loans held for sale	4.29%	3.98%	3.34%	3.23%	3.33%
Assets held in trading accounts	0.27%	0.27%	0.29%	0.52%	0.57%
Loans, including acquired loans	7.16%	6.32%	6.27%	6.50%	6.31%
Total interest earning assets	5.08%	4.63%	4.35%	4.41%	4.45%

LIABILITIES

Interest bearing liabilities
Interest bearing transaction and
savings accounts	0.16%	0.17%	0.17%	0.17%	0.18%
Time deposits	0.63%	0.67%	0.71%	0.75%	0.80%
Total interest bearing deposits	0.33%	0.35%	0.36%	0.39%	0.42%
Federal funds purchased and securities
sold under agreement to repurchase	0.22%	0.27%	0.24%	0.22%	0.25%
Other borrowings	3.39%	3.39%	3.47%	3.55%	4.21%
Subordinated debentures	3.10%	3.12%	3.15%	3.13%	3.14%
Total interest bearing liabilities	0.47%	0.47%	0.48%	0.51%	0.57%

NET INTEREST MARGIN/SPREAD

Net interest spread	4.61%	4.16%	3.87%	3.90%	3.88%
Net interest margin - quarter-to-date	4.70%	4.27%	3.96%	4.01%	3.99%
Net interest margin - year-to-date	4.21%	4.08%	3.98%	4.01%	3.93%

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2013	2013	2013	2013	2012
($ in thousands, except share data)
QUARTER-TO-DATE
Diluted earnings per share	$0.23	$0.43	$0.40	$0.36	$0.48
Core earnings (excludes nonrecurring items) (non-GAAP)	7,749	7,371	6,409	6,083	7,404
Diluted core earnings per share (non-GAAP)	0.48	0.45	0.39	0.37	0.44
Cash dividends declared per common share	0.21	0.21	0.21	0.21	0.20
Cash dividends declared - amount	3,403	3,401	3,434	3,469	3,323
Return on average stockholders' equity	3.67%	6.80%	6.46%	5.89%	7.83%
Return on tangible equity	4.51%	8.18%	7.76%	7.09%	9.36%
Return on average assets	0.39%	0.80%	0.76%	0.68%	0.90%
Net interest margin (FTE)	4.70%	4.27%	3.96%	4.01%	3.99%
FTE adjustment - investments	1,442	1,313	1,083	1,062	1,134
FTE adjustment - loans	17	11	12	11	11
Amortization of intangibles	192	135	137	137	126
Amortization of intangibles, net of taxes	117	82	83	83	77
Average shares outstanding	16,210,480	16,220,199	16,414,893	16,516,438	16,624,637
Average earning assets	3,466,530	3,059,023	3,106,504	3,151,590	3,165,595
Average interest bearing liabilities	2,774,880	2,427,714	2,481,430	2,527,848	2,521,901

YEAR-TO-DATE
Diluted earnings per share	$1.42	$1.19	$0.76	$0.36	$1.64
Core earnings (excludes nonrecurring items) (non-GAAP)	27,612	19,863	12,492	6,083	26,870
Diluted core earnings per share (non-GAAP)	1.69	1.21	0.76	0.37	1.59
Cash dividends declared per common share	0.84	0.63	0.42	0.21	0.80
Cash dividends declared - amount	13,707	10,304	6,903	3,469	13,496
Return on average stockholders' equity	5.33%	6.39%	6.18%	5.89%	6.77%
Return on tangible equity	6.36%	7.68%	7.43%	7.09%	8.05%
Return on average assets	0.64%	0.75%	0.72%	0.68%	0.83%
Net interest margin (FTE)	4.21%	4.08%	3.98%	4.01%	3.93%
FTE adjustment - investments	4,900	3,458	2,145	1,062	4,660
FTE adjustment - loans	51	34	23	11	45
Amortization of intangibles	601	409	274	137	348
Amortization of intangibles, net of taxes	365	248	166	83	212
Average shares outstanding	16,339,335	16,382,758	16,465,385	16,516,438	16,908,904
Average diluted shares outstanding	16,352,167	16,388,393	16,468,814	16,520,398	16,911,363
Average earning assets	3,224,094	3,105,706	3,129,048	3,151,590	3,008,840
Average interest bearing liabilities	2,551,653	2,477,899	2,503,992	2,527,848	2,378,748

END OF PERIOD
Book value per share	$24.89	$24.88	$24.67	$24.62	$24.55
Tangible book value per share	19.10	20.80	20.74	20.73	20.66
Shares outstanding	16,226,256	16,198,964	16,289,239	16,509,666	16,542,778
Full-time equivalent employees	1,343	1,097	1,114	1,112	1,068
Total number of ATM's	157	106	110	110	110
Total number of financial centers	131	87	92	92	92
Parent company only - investment in subsidiaries	452,688	371,531	369,965	370,728	368,847
Parent company only - intangible assets	133	133	133	133	133

Simmons First National Corporation					SFNC
Consolidated - Reconciliation of Core Earnings (non-GAAP)
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2013	2013	2013	2013	2012
(in thousands, except per share data)
QUARTER-TO-DATE
Net Income	$3,786	$6,932	$6,576	$5,937	$8,033
Nonrecurring items
Gain on FDIC assisted transactions	-	-	-	-	(2,291)
Merger related costs	6,413	190	(467)	240	1,081
Loss on sale of securities	-	-	193	-	-
FHLB prepayment penalties	-	-	-	-	175
Branch right sizing	108	533	-	-	-
Tax effect	(2,558)	(284)	107	(94)	406
Net nonrecurring items	3,963	439	(167)	146	(629)
Core earnings (non-GAAP)	$7,749	$7,371	$6,409	$6,083	$7,404

Diluted earnings per share	$0.23	$0.43	$0.40	$0.36	$0.48
Nonrecurring items
Gain on FDIC assisted transactions	-	-	-	-	(0.14)
Merger related costs	0.40	0.01	(0.03)	0.01	0.07
Loss on sale of securities	-	-	0.01	-	-
FHLB prepayment penalties	-	-	-	-	0.01
Branch right sizing	0.01	0.03	-	-	-
Tax effect	(0.16)	(0.02)	0.01	-	0.02
Net nonrecurring items	0.25	0.02	(0.01)	0.01	(0.04)
Diluted core earnings per share (non-GAAP)	$0.48	$0.45	$0.39	$0.37	$0.44

YEAR-TO-DATE
Net Income	$23,231	$19,445	$12,513	$5,937	$27,684
Nonrecurring items
Gain on FDIC assisted transactions	-	-	-	-	(3,411)
Merger related costs	6,376	(37)	(227)	240	1,896
Loss on sale of securities	193	193	193	-	-
FHLB prepayment penalties	-	-	-	-	175
Branch right sizing	641	533	-	-	-
Tax effect	(2,829)	(271)	13	(94)	526
Net nonrecurring items	4,381	418	(21)	146	(814)
Core earnings (non-GAAP)	$27,612	$19,863	$12,492	$6,083	$26,870

Diluted earnings per share	$1.42	$1.19	$0.76	$0.36	$1.64
Nonrecurring items
Gain on FDIC assisted transactions	-	-	-	-	(0.21)
Merger related costs	0.39	(0.01)	(0.02)	0.01	0.12
Loss on sale of securities	0.01	0.01	0.01	-	-
FHLB prepayment penalties	-	-	-	-	0.01
Branch right sizing	0.04	0.03	-	-	-
Tax effect	(0.17)	(0.01)	0.01	-	0.03
Net nonrecurring items	0.27	0.02	-	0.01	(0.05)
Diluted core earnings per share (non-GAAP)	$1.69	$1.21	$0.76	$0.37	$1.59